Exhibit 99.7
(Form of Agreement)
[TRANSLATED FROM SPANISH]

AMENDMENT

TO

OPTION AGREEMENT

AND

CUSTODY AGREEMENT

This agreement is made and entered into in Santiago de Chile, as of October 1, 2012, by and among:

INVERSIONES FREIRE S.A., formerly “Inversiones Freire Limitada” (“Freire Uno”), a corporation duly organized and existing under the laws of Chile, domiciled for the purposes of this agreement at Avenida El Golf 150, Piso 18, Las Condes, Santiago, Tax Identification Number 96.450.000-2, herein represented by Mr José Said Saffie, Mr José Antonio Garcés Silva, Mr Arturo Majlis Albala and Mr Gonzalo Said Handal;

INVERSIONES FREIRE ALFA S.A. (“Freire Uno Alfa”), a corporation duly organized and existing under the laws of Chile, domiciled for the purposes of this agreement at Avenida El Golf 150, Piso 18, Las Condes, Santiago, Tax Identification Number 76.238.936-3, represented by Mr José Said Saffie, Mr José Antonio Garcés Silva, Mr Arturo Majlis Albala and Mr Gonzalo Said Handal;

INVERSIONES FREIRE BETA S.A. (“Freire Uno Beta”), a corporation duly organized and existing under the laws of Chile, domiciled for the purposes of this agreement at Avenida El Golf 150, Piso 18, Las Condes, Santiago, Tax Identification Number 76.238.934-7, represented by Mr José Said Saffie, Mr José Antonio Garcés Silva, Mr Arturo Majlis Albala and Mr Gonzalo Said Handal;

INVERSIONES FREIRE GAMMA S.A. (“Freire Uno Gamma”), a corporation duly organized and existing under the laws of Chile, domiciled for the purposes of this agreement at Avenida El Golf 150, Piso 18, Las Condes, Santiago, Tax Identification Number 76.238.919-3, represented by Mr José Said Saffie, Mr José Antonio Garcés Silva, Mr Arturo Majlis Albala and Mr Gonzalo Said Handal;

INVERSIONES FREIRE DELTA S.A. (“Freire Uno Delta”), a corporation duly organized and existing under the laws of Chile, domiciled for the purposes of this agreement at Avenida El Golf 150, Piso 18, Las Condes, Santiago, Tax Identification Number 76.238.937-1, represented by Mr José Said Saffie, Mr José Antonio Garcés Silva, Mr Arturo Majlis Albala and Mr Gonzalo Said Handal;

INVERSIONES FREIRE DOS S.A., formerly “Inversiones Freire Dos Limitada” (“Freire Dos”), a corporation duly organized and existing under the laws of Chile, domiciled for the purposes of this agreement at Avenida El Golf 150, Piso 18, Las Condes, Santiago, Tax Identification Number 78.816.440-8, herein represented by Mr José Said Saffie, Mr José Antonio Garcés Silva, Mr Arturo Majlis Albala and Mr Gonzalo Said Handal;

INVERSIONES FREIRE DOS ALFA S.A. (“Freire Dos Alfa”), a corporation duly organized and existing under the laws of Chile, domiciled for the purposes of this agreement at Avenida El Golf 150, Piso 18, Las

Condes, Santiago, Tax Identification Number 76.238.167-2, represented by Mr José Said Saffie, Mr José Antonio Garcés Silva, Mr Arturo Majlis Albala and Mr Gonzalo Said Handal;

INVERSIONES FREIRE DOS BETA S.A. (“Freire Dos Beta”), a corporation duly organized and existing under the laws of Chile, domiciled for the purposes of this agreement at Avenida El Golf 150, Piso 18, Las Condes, Santiago, Tax Identification Number 76.238.172-9, represented by Mr José Said Saffie, Mr José Antonio Garcés Silva, Mr Arturo Majlis Albala and Mr Gonzalo Said Handal;

INVERSIONES FREIRE DOS GAMMA S.A. (“Freire Dos Gamma”), a corporation duly organized and existing under the laws of Chile, domiciled for the purposes of this agreement at Avenida El Golf 150, Piso 18, Las Condes, Santiago, Tax Identification Number 76.238.176-1, represented by Mr José Said Saffie, Mr José Antonio Garcés Silva, Mr Arturo Majlis Albala and Mr Gonzalo Said Handal;

INVERSIONES FREIRE DOS DELTA S.A. (“Freire Dos Delta”), a corporation duly organized and existing under the laws of Chile, domiciled for the purposes of this agreement at Avenida El Golf 150, Piso 18, Las Condes, Santiago, Tax Identification Number 76.238.181-8, represented by Mr José Said Saffie, Mr José Antonio Garcés Silva, Mr Arturo Majlis Albala and Mr Gonzalo Said Handal (for the purposes of this agreement Freire Uno, Freire Uno Alfa, Freire Uno Beta, Freire Uno Gamma, Freire Uno Delta will together be hereinafter referred to as “Grupo Freire Uno” and Freire Dos, Freire Dos Alfa, Freire Dos Beta, Freire Dos Gamma, Freire Dos Delta as “Grupo Freire Dos”, and Grupo Freire Uno and Grupo Freire Dos will together be referred to as “Grupo Freire”);

INVERSIONES LOS AROMOS LIMITADA (“Los Aromos”), a limited liability corporation duly organized and existing under the laws of Chile, domiciled for the purposes of this agreement at Avenida Nueva Tajamar 481, Piso 4, Torre Sur, Las Condes, Santiago, Tax Identification Number 79.689.020-7, herein represented by Ms Patricia Claro Marchant, Mr Eduardo Chadwick Claro and Ms Maria de la Luz Chadwick Hurtado (for the purposes of this agreement, Los Aromos and the corporations resulting from the division of Los Aromos pursuant to the provisions of Section Two of this document will be jointly referred to as “Grupo Aromos”, and the latter together with Grupo Freire will be also herein referred to as the “Grantors”); the parties of the first part and

THE COCA‑COLA COMPANY (“TCCC”), a corporation duly organized and existing under the laws of the State of Delaware, United States of America, domiciled for the purposes of this agreement at One Coca-Cola Plaza, N.W., Atlanta, Georgia, United States of America, herein represented by Mr [•],

COCA‑COLA DE CHILE S.A. (“CCDC”), a corporation duly organized and existing under the laws of Chile, domiciled for the purposes of this agreement at Avenida Kennedy 5757, Piso 12, Las Condes, Santiago, Tax Identification Number 96.714.870-9, herein represented by Ms Roberta Cabral Valenca and Ms Sylvia Lorena Chamorro Giné, and

SERVICIOS Y PRODUCTOS PARA BEBIDAS REFRESCANTES SRL (“SPBR”), the legal successor company of “Coca-Cola de Argentina S.A.” duly organized and existing under the laws of the Argentine Republic, domiciled for the purposes of this agreement at One Coca-Cola Plaza, N.W., Atlanta, Georgia, United States of America, Tax Identification Number 59.053.720-9, herein represented by Ms Sylvia Lorena Chamorro Giné;

COCA‑COLA INTERAMERICAN CORPORATION (“Interamerican”), a corporation duly organized and existing under the laws of the State of Delaware, United States of America, domiciled at One Coca-Cola Plaza, N.W., Atlanta, Georgia, United States of America, Tax Identification Number 59.053.710-1, herein represented by Mr. [•] (for the purposes of this agreement, Interamerican, TCCC, CCDC and SPBR, , hereinafter will be jointly referred to as the “Beneficiaries”); and

EMBOTELLADORA ANDINA S.A. (“Andina” or the “issuer company”), a corporation duly organized and existing under the laws of Chile, domiciled for the purposes of this agreement at Avenida El Golf, Piso 4, Las Condes, Santiago, Tax Identification Number 91.144.000-8, herein represented by Mr Andrés Wainer Pollack and Mr Jaime Cohen Arancibia; the parties of the second part, all being of legal age, agree as follows:

RECITALS

WHEREAS by private document executed on September 5, 1996, and amended on December 17, 1996, Freire Uno, Freire Dos, TCCC, Interamerican, SPBR (formerly called Coca-Cola de Argentina S.A.), Andina and Citibank, N.A. entered into an Option Agreement and a Custody Agreement (hereinafter referred to as the “Option Agreement”), by means of which, among other matters, Freire Uno and Freire Dos finally and irrevocably granted a purchase option (the “Option”) in favour of TCCC, Interamerican and SPBR, by means of which, at the discretion of any of the latter (or any two of them or all of them jointly), and subject to the terms, conditions and time frames herein established, Freire Uno and Freire Dos shall be bound to sell all (and no less than all) of the Shares of Andina held by them at such date, as well as all (and no less than all) of the Shares of Andina that, after such date, are acquired in any form by Freire Uno and Freire Dos, either from Andina or from third parties;

WHEREAS by private document in English executed on September 5, 1996, and amended on December 17, 1996, Andina, TCCC, Interamerican, SPBR, Bottling Investment Limited, Freire Uno and Freire Dos entered into a Shareholders' Agreement (hereinafter referred to as the “Shareholders' Agreement”) regarding Andina, in which certain restrictions on the transfer of shares of this company are established (Shares, as defined in the Shareholders' Agreement), among other matters;

WHEREAS pursuant to the provisions of Section Five of the Option Agreement and Section 5.2 of the Shareholders' Agreement, the Option Agreement was entered into in accordance with the resolutions adopted by the parties to the Shareholders' Agreement, who also agreed to its execution;

WHEREAS on June 25, 2012, the shareholders' meetings of both Andina and Embotelladoras Coca‑Cola Polar S.A. (“Polar”) approved the merger by acquisition of Polar into Andina (the “Merger”), by which Polar will be dissolved and Andina will be the absorbing entity;

WHEREAS on June 25, 2012, Andina, TCCC, Interamerican, SPBR, CCDC, Freire Uno, Freire Dos and Grupo Aromos, among others, executed an agreement referred to as the “Amended and Restated Shareholders' Agreement”, amended on August 31, 2012, which sets out the restrictions on the transfer of certain shares issued by Andina held by the parties to said agreement, as well as other matters relating to Andina's administration; and

WHEREAS on September 28, 2012, an Amendment of the Option Agreement was agreed, by means of which (i) it was certified that CCDC is the holder of all the rights and undertakes to perform all the obligations previously held and undertaken by Interamerican under the Option Agreement and that all the corporations forming part of Grupo Freire are parties and owe duties under the Option Agreement; and (ii) Grupo Freire and Interamerican amended clause Eleven of the Option Agreement, replacing it by a gratuitous bailment agreement in which Grupo Freire bailed to Interamerican the Shares included in the Option granted by the Option Agreement;

WHEREAS on September 28, 2012, by means of a notarial instrument, a “Formal Deed of Merger” has been executed, which states that the Merger will be completed as of October 1, 2012;

WHEREAS as a result of the Merger (a) Grupo Freire Uno is the holder of 185,706,603 Series A shares issued by Andina, which represent approximately 39.2374% of Andrina's Series A share capital; (b) Grupo Freire Dos is the holder of 14,300,000 Series A shares issued by Andina, which represent approximately 3.0214% of Andina's Series A share capital; and (c) Grupo Aromos is the holder of 52,989,381 Series A shares issued by Andina, which represent approximately 11.19598% of Andina's Series A share capital; and

WHEREAS as a result of the incorporation of Grupo Aromos and Interamerican as shareholders in Andina by virtue of the Merger, the parties to this agreement deem it appropriate that, from this date, Grupo Aromos becomes a party to the Option Agreement as grantor of the Option jointly with Grupo Freire, and Interamerican becomes a party to the Option Agreement as beneficiary of the Option together with TCCC, CCDC and SPBR, subject to the terms and conditions established below;

NOW, THEREFORE, and pursuant to the aforementioned, the parties that appear herein in the capacities mentioned above, agree to amend the terms and conditions of the Option Agreement, as follows:

ONE: Amendment to the Option Agreement.

As from this date, the Option Agreement shall be modified as follows:

1.1.
All rights and obligations of Grupo Freire under the Option Agreement, in particular the Option granted by said agreement, will also apply to and be indivisibly undertaken by Grupo Aromos. Therefore, for the purposes of the Option Agreement, Grupo Freire and Grupo Aromos will be collectively referred to as the “Grantors”. On the other hand, it is herein expressly stated that the rights and obligations of Grupo Freire in Section Eleven of the Option Agreement apply only to Grupo Freire and not to Grupo Aromos.

1.2.
All the rights and obligations of TCCC, CCDC and SPBR under the Option Agreement, in particular the Option granted to them under said agreement, will also apply to and be undertaken by Interamerican. Therefore, for the purposes of the Option Agreement, TCCC, CCDC, SPBR and Interamerican will be collectively referred to as the “Beneficiaries”.

1.3.
In particular, and according to the aforementioned, it is herein expressly stated that the Option included in the Option Agreement is granted jointly, finally and irrevocably by Grupo Freire and Grupo Aromos to TCCC, CCDC, SPBR and Interamerican, any of the latter being entitled to exercise it subject to the terms and conditions established in the Option Agreement. However, regarding the Conditions of Exercise of the Option set out in Sections Five (i) to (iv) inclusive of the Option Agreement, all of the “Majority Shareholders” listed in the Amended Shareholders' Agreement as well as those who may, pursuant to the terms and conditions of the Amended Shareholders' Agreement, become “Majority Shareholders” in the future, will be considered Grantors thereof.

1.4.
For the purposes of Section Five of the Option Agreement, and by virtue of the inclusion of Grupo Aromos as a party thereto, the following persons are included in the definition “Controllers of the Grantors”: Patricia Claro Marchant, María Soledad Chadwick Claro, Eduardo Chadwick Claro, María Carolina Chadwick Claro and María de la Luz Chadwick Hurtado.

TWO: Division of Los Aromos.

2.1    Los Aromos expressly states that it is the intention of the current partners of Los Aromos to divide this corporation, assigning all the shares issued by Andina held by Los Aromos to five new corporations, in such a way that each of the current partners in Los Aromos has a separate shareholding in Andina.

2.2    Consequently, the Beneficiaries, Grupo Freire and Los Aromos agree that Los Aromos shall have powers to divide itself and allocate the Shares issued by Andina to the new corporations resulting from such a division, provided the following copulative conditions are fulfilled: (i) that the division and allocation of Shares takes place no later than December 31, 2012; (ii) that the corporations resulting from the aforementioned divisions be owned finally, solely and exclusively, either directly or indirectly, by one or more of the Controllers of the Grantors; and (iii) that on the same date on which the division and allocation takes place and at the same time, each of the corporations resulting from the division to which the Shares issued by Andina are allocated adheres to the Option Agreement in writing, in accordance with the deed of adherence form included in Annex 2.2 to this agreement.

2.3    For further clarification, it is herein stated that once Los Aromos is divided, each of the corporations resulting from such divisions which will become holders of the Shares arising from this allocation will be considered jointly and as appropriate, members of Grupo Aromos, having no more and no less rights and obligations under the Option Agreement amended by this agreement, than those which apply to Los Aromos.

THREE: Notices.
All notices, requests, petitions and other communications between the parties or as required by this agreement shall be made in writing and be served by personal delivery or by registered or certified mail, with all postage prepaid, to the persons and at the addresses stated below or to any other addresses that such persons may indicate in writing to the parties to this agreement. Any notice given in this manner shall be effective upon receipt thereof. A notice will be deemed to be served on the date of personal delivery or five days following the date on which it was sent by certified mail, with return receipt, unless the person to whom it was addressed can prove it was not received or was received at a later date.

To the Grantors:        Av. El Golf 99, piso 9, Las Condes, Santiago, Chile
Contacto: Madeline Hurtado Berger, Pamela Hurtado Berger, Cristián Alliende Arriaga y Arturo Majlis Abala.
E-mail: amajlis@grasty.cl

Av. El Golf 99, suite 801, Las Condes, Santiago, Chile
Contacto: José Antonio Garcos Silva (senior) y José Antonio Garcos Silva (junior).
E-mail: josegarces@sanandres.cl

Av. Andrés Bello 2687, piso 20, Las Condes, Santiago, Chile
Contacto: José Said Saffie y Salvador Said Somavía.
E-mail: ssaid@caburga.cl

Av. El Golf 40, suite 804, Las Condes, Santiago, Chile
Contacto: Gonzalo Said Handal
E-mail: gsh@newport.cl

with a copy to:        Magdalena 140, piso 20, Las Condes, Santiago Chile
Contacto: Arturo Majlis Albala
E-mail: amajlis@grasty.cl

Av. El Golf 150, piso 18 Las Condes, Santiago, Chile
Contacto: Eugenio Guzman Espinosa
E-mail: eguzman@pgb.cl

Glamis 3296, Las Condes, Santiago, Chile
Contacto: José Domingo Eluchans Urenda
E-mail: jdeu@idelpa.cl

Av. Apoquindo 3721, piso 14, Las Condes
Contacto: Felipe Larraín Tejeda
E-mail: flarrain@claro.cl

Also to:             Avenida Nueva Tajamar 481, Torre Sur, piso 4
Contacto: Eduardo Chadwick Claro
E-mail: edchadwick@errazuriz.cl

with a copy to:         Bandera 206, piso 7, Santiago
Contacto: Alfredo Alcaíno de Esteve
E-mail: alcainod@arys.cl

To the Beneficiaries:        Coca-Cola Latin America
Rubén Diario #115
Col. Bosque de Chapultepec
México, D.F., C.P., 11580
Mexico
Contacto: Presidente de Latin America Group
(actualmente don José Octavio Reyes L.)
E-mail: joreyes@coca-cola.com

with a copy to:         Coca-Cola Latin America
Rubén Diario #115
Col. Bosque de Chapultepec
México, D.F., C.P., 11580
Mexico
Contacto: General Counsel Latin America Group
(actualmente don Rodrigo W. Caracas)
E-mail: rcaracas@coca-cola.com

Also to:	Av. Andrés Bello 2711, piso 19, Las Condes, Santiago, Chile
Contacto: Francisco Javier Illanes Munizaga
E-mail: fjillanes@cariola.cl

FOUR: Validity.
Any provision of the Option Agreement not expressly modified in this document remains unchanged and in full force.

FIVE: Statement by Andina.
As a party to this document and duly represented as indicated above, for all the legal purposes thereof, Andina herein represents and warrants that it is fully aware of the provisions included in this document.

SIX: Registration.
A copy of this document will be deposited at Embotelladora Andina S.A. and will be entered in its Shareholders Register.

SEVEN: Counterparts.
This document is executed in 16 counterparts, each of which shall constitute an original and be executed on the same date, one for [each of the appearing parties.

_______________________________	_______________________________
[•]	[•]
p.p. Inversiones Freire S.A.
p.p. Inversiones Freire Alfa S.A
p.p. Inversiones Freire Beta S.A
p.p. Inversiones Freire Gamma S.A
p.p. Inversiones Freire Delta S.A
p.p. Inversiones Freire Dos S.A
p.p. Inversiones Freire Dos Alfa S.A
p.p. Inversiones Freire Dos Beta S.A
p.p. Inversiones Freire Dos Gamma S.A
p.p. Inversiones Freire Dos Delta S.A

p.p. Inversiones Freire S.A.
p.p. Inversiones Freire Alfa S.A
p.p. Inversiones Freire Beta S.A
p.p. Inversiones Freire Gamma S.A
p.p. Inversiones Freire Delta S.A
p.p. Inversiones Freire Dos S.A
p.p. Inversiones Freire Dos Alfa S.A
p.p. Inversiones Freire Dos Beta S.A
p.p. Inversiones Freire Dos Gamma S.A
p.p. Inversiones Freire Dos Delta S.A

p.p. Inversiones Freire S.A.
p.p. Inversiones Freire Alfa S.A
p.p. Inversiones Freire Beta S.A
p.p. Inversiones Freire Gamma S.A
p.p. Inversiones Freire Delta S.A
p.p. Inversiones Freire Dos S.A
p.p. Inversiones Freire Dos Alfa S.A
p.p. Inversiones Freire Dos Beta S.A
p.p. Inversiones Freire Dos Gamma S.A
p.p. Inversiones Freire Dos Delta S.A

p.p. Inversiones Freire S.A.
p.p. Inversiones Freire Alfa S.A
p.p. Inversiones Freire Beta S.A
p.p. Inversiones Freire Gamma S.A
p.p. Inversiones Freire Delta S.A
p.p. Inversiones Freire Dos S.A
p.p. Inversiones Freire Dos Alfa S.A
p.p. Inversiones Freire Dos Beta S.A
p.p. Inversiones Freire Dos Gamma S.A
p.p. Inversiones Freire Dos Delta S.A

_______________________________
p.p. Inversiones Los Aromos Limitada
p.p. Inversiones Los Aromos Limitada p.p. Inversiones Los Aromos Limitada

_______________________________	_______________________________
[•]	[•]
p.p. The Coca-Cola Company	p.p. Coca-Cola de Chile S.A.

_______________________________	_______________________________
[•]	[•]
p.p. Servicios y Productos Para Bebidas Refrescantes SRL	p.p. Coca-Cola Interamerican Corporation

_______________________________ [•] p.p. Embotelladora Andina S.A.

ANNEX 2.2
FORM OF ADHERENCE

Annex 2.2
Form of adherence letter
[•], 2012

To: The Beneficiaries, Grupo Freire and Andina.

Dear Sirs,

Reference is made to the Amended and Restated Shareholders' Agreement dated October 1, 2012, in respect of Embotelladora Andina S.A. (the “Agreement”), entered into by Grupo Freire, Inversiones Los Aromos Limitada, The Coca‑Cola Company, Coca‑Cola de Chile S.A., Servicios y Productos Para Bebidas Refrescantes SRL, Coca‑Cola Interamerican Corporation and Embotelladora Andina S.A. Defined terms used in this letter but not defined herein shall have the meaning attributed to them in the Agreement.

As provided by Section 2.2 of the Agreement, on the date hereof, and as a consequence of the corporate reorganization of Los Aromos, [include details of the adherent: name, legal form, registered address, registration number] (the “New Grantor”) has acquired [[] Shares issued by Andina (the “Acquired Shares”) by virtue of the allocation made by Los Aromos as a result of its division.

In accordance with Section 2.2 of the Agreement, the New Grantor formally communicates to you that:

(i)	the New Grantor is exclusively and solely beneficially owned by [explain how the New Grantor is owned directly or indirectly by Controllers of the Grantors];

(ii)	the Acquired Shares shall remain subject to the provisions of the Agreement;

(iii)	the New Grantor has become a member of Grupo Aromos; and

(iv)	the New Grantor agrees to be bound by the terms and provisions of the Agreement and shall be deemed to be the successor of Los Aromos under the Agreement.

Yours sincerely